UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

		FORM	8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):				October 28, 2019

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530			38-2033632
	(Commission File Number)			(I.R.S. Employer Identification No.)

200 East Long Lake Road
Suite 300
	Bloomfield Hills,	Michigan		48304-2324
	(Address of Principal Executive Office)			(Zip Code)

	Registrant’s Telephone Number, Including Area Code:			(248)	258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol	on which registered
Common Stock, $0.01 Par Value	TCO	New York Stock Exchange

6.5% Series J Cumulative Redeemable Preferred Stock, No Par Value	TCO PR J	New York Stock Exchange

6.25% Series K Cumulative Redeemable Preferred Stock, No Par Value	TCO PR K	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2019, a subsidiary of Taubman Centers, Inc., The Taubman Realty Group Limited Partnership (TRG), entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement (the Credit Agreement) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the various lenders on the signature pages thereto.

The Credit Agreement amends and restates TRG's existing Amended and Restated Revolving Credit and Term Loan Agreement dated February 1, 2017, as amended, in its entirety. The Credit Agreement extends the maturity date of the revolving facility to February 1, 2024, with two six-month extension options at the option of TRG subject to specified conditions therein. Under the Credit Agreement, the revolving facility bears interest at LIBOR plus a range based on TRG’s total leverage ratio as shown in the table below.

Ratio Level	Total Leverage Ratio	LIBOR Spread	Facility Fee Rate
Level I	< 40%	1.05%	0.20%
Level II	> 40% and < 45%	1.15%	0.20%
Level III	> 45% and < 50%	1.20%	0.20%
Level IV	> 50% and < 55%	1.375%	0.225%
Level V	>55%	1.60%	0.25%

As of October 28, 2019, the leverage ratio resulted in an interest rate of LIBOR plus 1.375% with a 0.225% facility fee. The Credit Agreement continues to provide for an aggregate commitment of $1.1 billion on the revolving facility, which will be used for general business purposes for TRG.

The Credit Agreement reduces the unsecured term loan to $275 million from $300 million. Payments for the reduction in the unsecured term loan were funded by the revolving facility. In addition, the Credit Agreement extended the maturity date of the unsecured term loan to February 1, 2025 and the loan now bears interest at LIBOR plus a range based on TRG’s total leverage ratio as shown in the table below.

Ratio Level	Total Leverage Ratio	LIBOR Spread
Level I	< 40%	1.15%
Level II	> 40% and < 45%	1.25%
Level III	> 45% and < 50%	1.35%
Level IV	> 50% and < 55%	1.55%
Level V	>55%	1.8%

As of October 28, 2019, the leverage ratio results in an interest rate of LIBOR plus 1.55%.

Under the Credit Agreement, TRG may request an increase in the lenders' revolving commitments or the establishment of one or more term loans with a maximum aggregate increase of $625 million, bringing the aggregate total commitment under the Credit Agreement to $2.0 billion, subject to obtaining additional lender commitments, customary closing conditions, and covenant compliance for the unencumbered asset pool.

The entities owning Beverly Center, Dolphin Mall and The Gardens on El Paseo remain guarantors under the Credit Agreement and the shopping centers owned by those entities are unencumbered assets. The Credit Agreement also contains various affirmative and negative covenants, including financial covenants, and events of default that are customary for these types of credit instruments.

The foregoing description is qualified in its entirety by the Credit Agreement and the guaranty, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, all of which are incorporated herein by reference.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

*4.1
Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 28, 2019, by and among The Taubman Realty Group Limited Partnership and JPMorgan Chase Bank N.A., as Administrative Agent, and the various lenders on the signatures pages thereto.

4.2
Guaranty, dated October 28, 2019, by and among Dolphin Mall Associates LLC, The Gardens on El Paseo LLC, and La Cienega Partners Limited Partnership in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for the lenders under the Second Amended and Restated Revolving Credit and Term Loan Agreement.

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 1, 2019	TAUBMAN CENTERS, INC.

		By:	/s/ Simon J. Leopold
Simon J. Leopold
Executive Vice President, Chief Financial Officer, and Treasurer